EXHIBIT 10.1

THIRD AMENDMENT TO
THE PHOENIX COMPANIES, INC.
NON-QUALIFIED EXCESS INVESTMENT PLAN
As Amended and Restated Effective September 1, 2009

The Phoenix Companies, Inc. Non-qualified Excess Investment Plan, as amended and restated effective September 1, 2009 (the “Plan”), is further amended effective January 1, 2012, as follows:

1.	Section 2.29 is amended to add a new sentence at the end to read as follows:

Effective January 1, 2012, an Employee who meets the eligibility requirements of Article III and elects to participate in the Plan shall be considered a Participant on the date set forth in Section 3.02.

2.	Section 2.14 is deleted and each subsequent section of Article II is renumbered accordingly:

3.	Section 3.02 is amended and restated in its entirety to read as follows:

3.02
Commencement of Participation.  Each eligible Employee shall become a Participant in the Plan as of the January 1 or July 1 next following the date he or she meets the eligibility requirement in Section 3.01 and completes an Excess Investment Deferral Election as described in Section 5.01.

4.
Section 4.02(c) is amended to insert the phrase, "through March 31, 2010" after the phrase, "continuing thereafter for Grandfathered Participants only" in the first sentence and to delete the term, "and" at the end of the section.

5.	Section 4.02(e) is deleted.